Exhibit 99.1

iPass Reports Third Quarter 2010 Results and Declares Special Cash Dividend of

$0.07 per Share or Approximately $4.0 million

REDWOOD SHORES, Calif. — November 4, 2010 — iPass Inc. (NASDAQ: IPAS), a leading provider of enterprise mobility services, today announced financial results for its third quarter ended September 30, 2010. iPass also announced today that it will be distributing a $0.07 per share or approximately $4.0 million special cash dividend to stockholders of record as of November 18, 2010.

On a GAAP basis, iPass reported revenues of $38.1 million for the third quarter of 2010 and a $1.9 million net loss or ($0.03) per share. This compared to revenues of $39.1 million and a $1.2 million net loss or ($0.02) per share for the prior quarter and to revenues of $42.6 million and a $6.1 million net loss or ($0.10) per share for the third quarter of 2009.

On a non-GAAP basis (which excludes stock-based compensation expenses, restructuring charges, amortization of intangible assets and certain state sales and federal tax items), non-GAAP net loss for the third quarter of 2010 was $1.2 million or ($0.02) per share. This compared to non-GAAP net loss of $0.6 million or $(0.01) per share in the second quarter of 2010 and to non-GAAP net income of $0.9 million or $0.01 per share for the third quarter of 2009.

During the third quarter, iPass continued its momentum deploying its new Open Mobile platform. The company signed Open Mobile platform contracts with multiple enterprise customers, including several large multi-national corporations with commitments to deploy Open Mobile to their employees. iPass also signed several important carrier partner deals during the quarter, including a large international telecom carrier who has based their enterprise offerings around the iPass Open Mobile platform.

“I’m encouraged by the compelling customer and carrier partner wins we’re having with our new Open Mobile platform and by the customer feedback that we’re getting on our latest release,” said Evan Kaplan, President and Chief Executive Officer of iPass. “We are beginning to see positive results from our efforts, and we’re very focused on continuing to solve the difficult and meaningful cost, visibility and control needs of customers in the enterprise mobility space.”

Other notable operating highlights during the third quarter included the following:

•

Added functionality and broadened reach and relevance of the iPass Open Mobile platform: During the third quarter, the company made meaningful progress in developing the technology and functionality of its Open Mobile client, as well as its enterprise mobility portal services. Further, the company announced iPass Open Mobile services for Android. The new client provides Android users with a consistent and intuitive connection manager for connecting to both the iPass Mobile Network and corporate defined Wi-Fi networks from devices running the Android OS. Early customer response and feedback to this and the company’s most-recent Open Mobile 1.3 for Windows release have indicated strong support for the new platform.

•

Continued Proliferation of iPass Network Footprint: During the quarter, the company continued to expand its unique global iPass Mobile Network services with an overall broadband footprint now surpassing 156,000 Wi-Fi and Ethernet venues in over 100 countries highlighted by coverage in 92 of the world’s top 100 airports and in a total of 627 airports worldwide. iPass added to its network footprint hospitality sector-focused networks in the United States, United Kingdom, France, Australia, New Zealand, South Africa, India and Canada during the quarter.

•	Other Enterprise Customer Wins: Significant customer wins in the company’s Managed Network Services business during the quarter included Hallmark and OfficeMax.

Financial Highlights

Following are selected key financial highlights:

(unaudited; in millions, except per share amounts)	Q3 ’10		Q2 ’10	Q3 ’09
Revenues
Enterprise Mobility Services:	$31.3		$32.5	$35.5
Network Revenue	25.6		27.4	30.2
Platform Revenue	4.3		3.8	3.7
Other Fees and Revenues	1.4		1.3	1.6
Managed Network Services	6.8		6.6	7.0

Total Revenue	$38.1		$39.1	$42.6
Adjusted EBITDA(2)	$(0.3	)(3)	$0.2	$1.9
GAAP Net Loss Per Diluted Share	$(0.03)		$(0.02)	$(0.10)
Non-GAAP Net Income/(Loss) Per Diluted Share (1)	$(0.02)		$(0.01)	$0.01
Cash and Short-Term Investments	$34.1	(4)	$32.9	$50.4
Shares of Common Stock Outstanding	57.6		58.3	62.2

(1)	The reconciliation of GAAP to Non-GAAP financial measures is discussed below.

(2)	Please see definition of Adjusted EBITDA below.
(3)	Q3’10 Adjusted EBITDA includes severance costs of approximately $0.4 million associated with reorganization and cost reduction initiatives.
(4)	In the third quarter of 2010, the company repurchased approximately $0.9 million of iPass common stock and paid approximately $0.4 million in costs associated with its 2009 restructuring activities; in the fourth quarter of 2009, the company paid a special cash dividend to stockholders of approximately $20.0 million.

“Our financial performance came in a bit better than anticipated for the third quarter as increases in our platform revenue showed early signs of success and the network business faired reasonably well in a seasonally slow third quarter,” said Steven Gatoff, Senior Vice President and Chief Financial Officer of iPass. “We’re pleased to end the quarter with more than $34 million in cash. We continue to focus on driving stockholder value and have set-out to return $4.0 million in a special cash dividend to stockholders in Q4.”

Stockholder Returns: Stock Repurchase Program and Special Cash Dividend

From the inception of the company’s 2009 stock repurchase program through September 30, 2010, iPass has deployed approximately $5.9 million in cash to repurchase a total of 5.0 million shares of its common stock or approximately 8% of the company’s common shares then outstanding. This is in addition to the $30 million that the company distributed to stockholders in the second half of 2009.

The company also announced today that the iPass Board of Directors has declared a special cash dividend of $0.07 per share or approximately $4.0 million that will be paid on December 17, 2010 to stockholders of record as of November 18, 2010. This special cash dividend is anticipated to be a return of capital to stockholders in 2010 and is part of iPass’ commitment to return $40 million in capital to stockholders through a combination of cash dividends and common stock repurchases.

Segment Reporting

During the third quarter, iPass revised its management and analysis of the company’s business and operating results to better align its major product groups around the company’s core competencies and aid in allocating resources and assessing performance. As a result, the company now has the following two operating segments effective September 30, 2010: Enterprise Mobility Services (“EMS”) and Managed Network Services (“MNS”).

Following are selected results for the company’s two segments for the third quarter of 2010 (prior-period amounts have been adjusted retrospectively to reflect the new segment reporting):

(unaudited; in millions)	Q3 ’10	Q2 ’10	Q3 ’09
Revenue
EMS	$31.3	$32.5	$35.5
MNS	6.8	6.6	7.0
Operating Loss (1)
EMS	$(0.5)	$(1.0)	$(4.5)
MNS	(0.6)	(0.2)	(0.1)

(1)	iPass does not allocate amortization of intangible assets, restructuring charges or state sales tax penalties and interest to its reportable segments.

Operating Metrics

iPass uses certain key metrics to evaluate its operating performance as well as its efforts in transforming its business and driving future growth.

Following are selected key operating metrics for the period:

	Q3 ’10	Q2 ’10	Q3 ’09
Average Monthly Monetized Users (1)	621,000	657,000	685,000
Network	192,000	209,000	223,000
Platform	552,000	586,000	606,000
Monthly Order Value (2)	$536,000	$367,000	$380,000
Network Gross Margin (3)	46.4%	44.5%	52.7%

(1)	The number of Average Monthly Monetized Users means the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap of users who pay for both Network and Platform services in a given month.
(2)	Monthly Order Value represents the average amount of new contractually committed monthly fees. It is a measure of the incremental dollar value iPass contracted with customers in a period and is an indicator of new customers’ willingness to enter into contractual commitments and existing customers’ willingness to enter into higher-dollar contractual commitments for the company’s services.
(3)	Network Gross Margin is defined as (EMS Network Revenue plus MNS Revenue less Network Access Costs) divided by (EMS Network Revenue plus MNS Revenue).

Outlook For the Fourth Quarter of 2010

For the fourth quarter of 2010, ending December 31, 2010, the company anticipates revenue and net loss per share results on a GAAP and non-GAAP basis to be in the following ranges:

Total Revenue:	$35.0 – 38.0 million
GAAP net loss per share:	($0.09) – ($0.05)
Non-GAAP net loss per share:	($0.08) – ($0.04)

The difference between the projected GAAP net loss per share and the projected non-GAAP net loss per share of approximately ($0.01) per share in the fourth quarter of 2010 is based on expected stock-based compensation expenses of $0.4 million, amortization of intangible assets of $0.1 million and certain state sales and federal tax items of $0.1 million which, when divided by an expected 57.5 million shares outstanding, results in the ($0.01) per share difference.

Departure of Senior Vice President, Product Development

The company also announced today that Jay Patel, iPass’ Senior Vice President of Product Development will be leaving the company in November 2010. The Company restructured the product development organization and Barbara Nelson, the company’s Chief Technology Officer, is taking over day-to-day responsibility for the product development and quality assurance organizations.

Conference Call

iPass will host a live conference call today to discuss its financial results, outlook and business activities at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call will be accessible by telephone direct dial at +1 (617) 213-8835 with a participant passcode of 33208438.

The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its fiscal 2010 and fourth quarter 2010 results.

The dial-in number for a telephone replay of the conference call is +1 (617) 801-6888 and will be available until December 31, 2010. The passcode for the replay is 65182731.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ projections of its fourth quarter 2010 financial results under the caption “Outlook For the Fourth Quarter of 2010” in this press release are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including: the risk that current economic conditions and reductions in business travel may have a greater negative impact on iPass than the company anticipates; the risk that iPass’ new Open Mobile platform does not achieve customer acceptance or does so slower than iPass predicts; the risk that iPass will experience unexpected technical or other delays in the implementation of added functionality to its new platform; the risk that iPass may not be able to generate revenue from new services if market acceptance of those new services is not as iPass expects; the risk that the rate of decline in use of narrowband/dial-up technology as a means of enterprise connectivity may be faster than iPass predicts; the risk that iPass will not be able to generate broadband revenues in the manner expected; rapidly emerging changes in the nature of markets served by iPass, which may not be compatible with iPass’ services; increased competition, which may cause pricing pressure on the fees iPass charges; the risk that iPass could unexpectedly lose current integrated broadband access points if one or more current broadband access point providers perceive iPass’ services to be competing with the provider’s services in a manner that renders the relationship with iPass detrimental to the provider; and the risk that iPass may not be able to establish additional relationships with broadband access point providers, including providers of 2.5G/3G/4G Mobile Data, at the level iPass expects and if it is unable to negotiate such relationships on terms acceptable to both iPass and the providers on the timeframe iPass currently expects for any number of reasons, including perceived competition with the providers. Detailed information about these and other factors that could potentially affect iPass’ business, financial condition and results of operations is included in iPass’ Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 16, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed on August 6, 2010 and available at the SEC’s Web site at www.sec.gov. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass management evaluates and makes operating decisions using various performance measures. In addition to iPass’ GAAP results, the company also considers non-GAAP measures including Adjusted EBITDA. iPass further considers various components of non-GAAP net income (loss) such as non-GAAP earnings (loss) per diluted share.

For purposes of comparability across other periods and with other companies in the company’s industry, the company reports non-GAAP net income (loss) net of tax effect.

Non-GAAP net income (loss) and Adjusted EBITDA are supplemental measures of the company’s performance that are not required by, nor presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity. The company presents non-GAAP net income (loss) and Adjusted EBITDA because the company considers them to be important supplemental measures of the company’s performance.

Management excludes from its non-GAAP net income (loss) certain recurring items to facilitate its review of the comparability of the company’s core operating performance on a period to period basis because such items are not related to the company’s ongoing core operating performance as viewed by management. Management uses Adjusted EBITDA as one of the components for measurement of incentive compensation. Adjusted EBITDA is used by our management as a measure of operating efficiency and overall financial performance for benchmarking against our peers and competitors. Management believes Adjusted EBITDA provides meaningful supplemental information regarding the underlying operating performance of our business.

Management excludes the items described below:

a) stock-based compensation expense;

b) restructuring charges;

c) amortization charges for purchased technology and other intangible assets resulting from the company’s acquisition transactions; and

d) material non-recurring charges, such as certain state sales and federal tax charges;

Management adjusts for the excluded items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual or infrequent and the company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and certain state sales and federal tax items.

iPass believes that the presentation of these non-GAAP financial measures is useful to investors for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since the company has historically reported non-GAAP results to the investment community, the company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the company’s performance across financial reporting periods;

3) These non-GAAP financial measures are employed by the company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the company’s performance.

Set forth below are additional reasons why specific items are excluded from the company’s non-GAAP financial measures:

a) While stock compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of the company, it is not an expense that typically requires or will require cash settlement by the company. The company therefore excludes these charges for purposes of evaluating core performance as well as with respect to evaluating any potential acquisition;

b) Restructuring charges are primarily related to severance costs, disposition of excess facilities and termination of certain contracts driven by modifications of business strategy. These costs are excluded because they are inherently variable in size, and are not specifically included in the company’s annual operating plan and related budget due to the rapidly changing facts and circumstances typically associated with such modifications of business strategy;

c) Amortization of intangible assets is excluded because they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company’s acquisition transactions. The company analyzes and measures the company’s operating results without these charges when evaluating the company’s core performance. Generally, the impact of these charges to the company’s net income (loss) tends to diminish over time following an acquisition; and

d) Material non-recurring charges such as certain state sales and federal tax charges are excluded because of their infrequent nature, they are not expected to occur in the ordinary course of business and are not used for the purpose of evaluating the company’s core performance.

However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP results. In the future, the company expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

The company’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in the company’s GAAP results for the foreseeable future under ASC 718.

•

Amortization of intangibles, though not directly affecting iPass’ current cash position, represents the loss in value as the technology in the company’s industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining the company’s current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•	Other companies, including other companies in iPass’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results for all periods presented is provided in this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the company’s SEC filings.

About iPass Inc.

Founded in 1996, iPass (NASDAQ: IPAS) is a leading provider of enterprise mobility services with 3,500 customers, including more than 420 of the Forbes Global 2000. The company’s mission is to be the voice of the enterprise in the market for mobility services by providing solutions that simply, smartly and openly facilitate access from any device on any network, while providing the visibility and control necessary to contain spiraling mobility costs, maximize mobile user productivity and maintain security in a world where consumers drive enterprise IT. For more information, visit www.iPass.com or follow iPass on Facebook at www.facebook.com/iPass or Twitter at www.twitter.com/iPass.

CONTACT:

iPass Investor Relations

ir@ipass.com

650-232-4100

NOTE: iPass® is a registered trademark of iPass Inc.

IPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2010	December 31, 2009
Assets

Current assets:
Cash and cash equivalents	$34,114	$37,973
Short-term investments	—	3,799
Accounts receivable, net	23,604	27,023
Prepaid expenses and other current assets	8,210	7,726

Total current assets	65,928	76,521
Property and equipment, net	4,852	5,044
Intangible assets, net	473	836
Other assets	7,430	7,162

Total assets	$78,683	$89,563

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,835	$15,179
Accrued liabilities	18,057	18,491
Deferred revenue, short-term	4,506	5,181

Total current liabilities	35,398	38,851

Deferred revenue, long-term	1,912	1,764
Other long-term liabilities	895	962

Total liabilities	$38,205	$41,577

Stockholders’ equity:
Common stock	58	62
Additional paid-in capital	210,401	214,056
Accumulated deficit	(169,981)	(166,132)

Total stockholders’ equity	40,478	47,986

Total liabilities and stockholders’ equity	$78,683	$89,563

IPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$38,058	$42,555	117,519	$130,901

Cost of revenues and operating expenses:
Network access	17,338	17,610	54,605	54,250
Network operations	6,544	7,551	20,872	22,784
Research and development	3,566	3,597	10,210	10,836
Sales and marketing	5,916	8,037	18,314	23,223
General and administrative	5,793	10,316	16,824	22,403
Restructuring charges	179	920	466	4,301
Amortization of intangible assets	76	345	363	1,035

Total operating expenses	39,412	48,376	121,654	138,832

Operating income (loss)	(1,354)	(5,821)	(4,135)	(7,931)

Interest Income	22	103	59	531
Foreign exchange gains (losses) and other income (expenses)	(478)	(372)	140	(593)

Income (loss) before income taxes	(1,810)	(6,090)	(3,936)	(7,993)

Provision for (benefit from) income taxes	96	32	(87)	167

Net income (loss)	$(1,906)	$(6,122)	$(3,849)	$(8,160)

Net loss per share:
Basic and diluted net loss per share	$(0.03)	$(0.10)	$(0.07)	$(0.13)

Number of shares used in per share calculations:	57,615,067	61,901,324	58,930,806	61,998,957

IPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Cash flows from operating activities:
Net loss	$(3,849)	$(8,160)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,245	2,005
Amortization of intangible assets	363	1,035
Depreciation, amortization and accretion	2,536	3,524
Loss on disposal of property and equipment	3	10
Provision for doubtful accounts	1,060	1,177
Changes in operating assets and liabilities:
Accounts receivable	2,359	4,681
Prepaid expenses and other current assets	(484)	(646)
Other assets	410	281
Accounts payable	(1,720)	(2,732)
Accrued liabilities	(434)	2,508
Deferred revenues	(527)	(560)
Other liabilities	(67)	712

Net cash provided by (used in) operating activities	895	3,835

Cash flows from investing activities:
Purchases of short-term investments	—	(42,981)
Maturities of short-term investments	3,778	64,697
Purchases of property and equipment	(2,950)	(1,756)
Restricted cash pledged for letter of credit	(678)	—

Net cash provided by investing activities	150	19,960

Cash flows from financing activities:
Proceeds from issuance of common stock	223	118
Payment of cash dividends	—	(19,918)
Cash used in repurchase of common stock	(5,127)	—

Net cash provided by (used in) financing activities	(4,904)	(19,800)

Net increase (decrease) in cash and cash equivalents	(3,859)	3,995
Cash and cash equivalents at beginning of period	37,973	33,077
Cash and cash equivalents at end of period	$34,114	$37,072

Supplemental disclosures of cash flow information:
Net cash paid (refund) for taxes	$(906)	$467
Accrued amounts for acquisition of property and equipment	48	105

IPASS INC.

RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30,
				2010	2009
	(Unaudited, in thousands, except share and per share amounts)
(a) Stock-based compensation expense included in the expense line items:
Network operations	$52	$51	$208	$197	$638
Research and development	49	20	156	139	375
Sales and marketing	86	47	242	254	69
General and administrative	202	228	378	655	923

Total amortization of stock-based compensation	$389	$346	$984	$1,245	$2,005

A reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss), net of tax effect, is as follows:
GAAP net income (loss)	$(1,906)	$(1,214)	$(6,122)	$(3,849)	$(8,160)
(a) Stock-based compensation expense	389	346	984	1,245	2,005
(b) Restructuring charges	179	118	920	466	4,301
(c) Amortization of intangible assets	76	77	345	363	1,035
(d) Certain state sales and federal tax items	92	50	4,750	142	4,750

Non-GAAP net income (loss)	$(1,170)	$(623)	$877	$(1,633)	$3,931

A reconciliation between net (loss) per diluted share on a GAAP basis and non-GAAP net income (loss) per diluted share, net of tax effect, is as follows:
GAAP diluted net income (loss) per share	$(0.03)	$(0.02)	$(0.10)	$(0.07)	$(0.13)

Per share effect of stock compensation, restructuring charges, amortization of intangibles and sales tax and related charges	0.01	0.01	0.11	0.04	0.20
Non-GAAP diluted net income (loss) per share	$(0.02)	$(0.01)	0.01	(0.03)	0.06
Non-GAAP basic or diluted shares	57,615,067	58,842,065	61,901,324	58,930,806	61,988,957

A reconciliation of net income (loss) to adjusted EBITDA is as follows:
GAAP net income (loss)	$(1,906)	$(1,214)	$(6,122)	$(3,849)	$(8,160)
(a) Interest income	(22)	(20)	(103)	(59)	(531)
(b) Provision for (benefit from) income taxes	96	29	32	(87)	167
(c) Depreciation of property and equipment	764	822	1,100	2,515	3,439
(e) Amortization of intangible assets	76	77	345	363	1,035
(f) Stock-based compensation expense	389	346	984	1,245	2,005
(g) Restructuring charges	179	118	920	466	4,301
(h) Certain state sales and federal tax items	92	50	4,750	142	4,750

Adjusted EBITDA	$(332)	$208	$1,906	$736	$7,006